Exhibit 10.7
Mutual Settlement and Release

MUTUAL SETTLEMENT AND RELEASE AGREEMENT
AMONG
ROSE WASTE SYSTEMS, INC., GEORGE GITSCHEL,
ITEC ENVIRONMENTAL GROUP, INC., AND ITEC ACQUISITIONS, INC.

Come now George Gitschel, an individual (“Gitschel”), Rose Waste Systems, Inc., a California corporation (“Rose”), Itec Environmental Group, Inc., a Delaware corporation, (“Itec”) and Itec Acquisitions, Inc., a Delaware corporation (“Merger”) (collectively referred to at times herein as the “parties”) and enter into this mutual settlement and release agreement (“Agreement”) for the express purpose of resolving all of the differences among the parties relating to or stemming from the claims of Rose and Gitschel on the one hand against Itec and Merger on the other against one another.

This Agreement is entered into in light of the following facts:

A. Rose supplied certain equipment to Itec in accordance with the terms and conditions of a written agreement among Rose, Machinex, and Itec.

B. Rose supplied certain additional goods and services to Itec at the request of and for the benefit of Itec. Collectively, the goods and services provided to Itec by Rose are referred to as the ‘Equipment.”

C. Itec has paid Rose for approximately 90% of the amount due with respect to the Machinex and Getecha equipment packages supplied by Rose to Itec.

D. Rose loaned Itec $37,000, in January 2006, which sum Itec has not repaid to Rose (the “Loan”).

E. On May 17, 2006, Rose filed suit against Itec in civil action No. 380417, filed in the Superior Court of the State of California, Stanislaus County (the “Rose Litigation”).

F. Itec has no claims against Rose with respect to the Equipment.

G. Gitschel, Rose, Itec and Merger executed an Agreement and Plan of Merger By and Among Itec Environmental Group, Inc., Itec Acquisitions, Inc. and Rose Waste Systems, Inc. on May 25, 2005 by the terms of which Rose was to be merged into Itec (the ‘Merger Agreement”).

H. Joe Aldridge and Itec executed a Stock Purchase Agreement (the “Aldridge Agreement”) by the terms of which Itec was to undertake certain performance that would, inter alia, benefit Gitschel.

I. On June 30, 2006, Gitschel filed suit against Itec and Merger in civil action No. 381562, filed in the Superior Court of California, County of Stanislaus County (the “Gitschel Litigation”).

J. Itec is seeking capital financing from outside sources of from $5,000,000 to $12,000,000 (the “Financing”). Itec expects to receive the Financing within thirty days from the date hereof but does not warrant that the Financing will be forthcoming. Itec plans to use the Financing to, inter alia, pay all sums due to Rose hereunder.

K. Itec, Rose and Gitschel are knowledgeable participants in the recycling processing business.

In light of the foregoing, and without admitting any of the allegations of the Rose Litigation or the Gitschel Litigation, the parties agree as follows:

1. Conditional Dismissal of Rose Litigation and Gitschel Litigation. Itec and Merger hereby agree to accept service of the summons, complaint and all other pleadings related to the Gitschel Litigation. Itec hereby acknowledges it was properly served with the summons and complaint related to the Rose Litigation, on May 18, 2006. Itec and Merger further agree to submit to the jurisdiction of the Superior Court of California, Stanislaus County with respect to the Gitschel Litigation. Itec further agrees to submit to the jurisdiction of the Superior Court of California, Stanislaus County with respect to the Rose Litigation. Upon the general appearance of Itec in the Rose Litigation and of Itec and Merger in the Gitschel Litigation, Rose and Gitschel shall notify the court of this Agreement as to both lawsuits and will request a conditional dismissal of the Rose Litigation and the Gitschel Litigation subject to Itec’s and Merger’s performance of their obligations under this Agreement. Upon dismissal, the Superior Court of California, County of Stanislaus shall retain jurisdiction of the Rose Litigation and Gitschel Litigation to enforce this settlement agreement pursuant to California Code of Civil Procedure Sections 664.6, et seq.

2. Itec Payment to Rose. Itec shall pay Rose the total sum of $300,000 (the “Settlement Amount”) payable, subject to Section 3, below, in six installments of $50,000 commencing due on August 30, 2006 and due on the 30th day of each month thereafter until the entire $300,000 shall have been paid in full. The Settlement Amount includes and discharges the Loan amount.

3. Acceleration of Payment of Settlement Amount. Upon Itec’s achievement of its Financing (receipt of an aggregate amount of $5,000,000 or more in capital or subordinated debt from one or more persons after July 1, 2006), Itec shall forthwith pay the balance of the Settlement Amount that is theretofore unpaid to Rose.

4. Itec Shares. Itec shall deliver to Gitschel 2,564,103 shares of Itec’s undiluted common stock forthwith upon execution of this Agreement. These shares shall be delivered with Piggyback Registration rights.

5. Mutual Commercial Cooperation. Itec and Rose shall cooperate with one another to find and exploit business opportunities. Rose may, from time to time, present Itec with business opportunities such as opportunities to acquire raw materials for its processing and/or new or improved equipment, opportunities for new business relationships, and other business opportunities (“Business Opportunities”). In each instance, Itec and Rose shall agree upon the consideration due to Rose with respect to the Business Opportunity and Itec shall have no duty to compensate Rose except in the event that Rose and Itec agree upon seeking a Business Opportunity for Itec and upon a payment to Rose for services rendered in that effort. The parties acknowledge that Rose expects to be compensated for its efforts with respect to Business Opportunities upon Itec’s successful closing on each such Business Opportunity.

6. Public Statements - No Disparagement. No party hereto shall make any disparaging statements regarding any other party hereto with regard to the matters leading up to this Agreement.

7. Mutual Release. The parties hereto agree to release and discharge each other, and each of their respective partners, agents, employees, attorneys, representatives, and the successors, heirs and assigns of any of the preceding, from all sums of money, claims, demands, contracts, actions, debts, controversies, agreements, damages and causes of action whatsoever, whether known or unknown, suspected or unsuspected by them, which they now own, hold, have or claim to have or at any time heretofore owned, held or claimed to have held against each other, by reason of any matter or thing alleged or referred to, or in any way connected with, arising out of or related to any of the matters, acts, events or occurrences alleged or referred to in any of the pleadings on file in the Action or otherwise, except for the right to enforce Defendant's obligations to Plaintiff as set forth hereinabove. Notwithstanding the foregoing, this Release does not release claims Plaintiff may have against Defendant’s extended family but does release any claims Plaintiff may have against Defendant’s spouse. Upon delivery of the Itec Shares to Gitschel as provided at Section 4, above, the Merger Agreement is and shall be terminated and of no further force or effect.

8. Release of Known and Unknown Claims. The parties acknowledge that there is risk that subsequent to the execution of this Agreement, one or more of the parties will incur or suffer loss, damage or injury which is in some way caused by the matters referred to above, but which is unknown and unanswered at the time this Agreement is signed and the parties hereby assume the above-mentioned risks and this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrence hereinabove described, as well as those known and anticipated, and the parties do hereby waive any and all rights under California Civil Code Section 1542, which section reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

9. Mutual Consideration. Each of the agreements, releases, and other provisions of this Agreement is executed and entered into in consideration for and in reliance upon the due execution and enforceability of all other agreements, releases, and other provisions of this Agreement. The effectiveness and the validity of each agreement or other provision hereof is conditioned upon the effectiveness and validity of each of the other agreements, releases, and other provisions hereof.

10. No Waiver or Disclaimer of Warranties. The parties hereto agree that execution of this Agreement or any contemporaneous or subsequent agreements thereto do not constitute Itec’s waiver of its right as purchaser to exercise any and all warranties, express or implied, recognized by law in connection with its purchase of equipment and/or services from Rose. Furthermore, the parties hereto agree that that execution of this Agreement or any contemporaneous agreements thereto do not operate in any way to disclaim any and all warranties by Rose owing to Itec, whether express or implied, recognized by law, in connection with equipment and/or services provided by Rose.

11. Exclusive Representations. The parties hereto represent, warrant, and agree that upon executing and entering into this Agreement that they, and each of them, are not relying upon and have not relied upon any representation, promise, or statement made by anyone which is not recited, contained, or embodied in this Agreement. The parties, and each of them, understand, agree, and expressly assume the risk that any fact not recited, contained, or embodied in this Agreement may turn out hereafter to be other than, different from, or contrary to the facts now known to them or believed by them to be true, and further agree that this Agreement shall be effective in all respects notwithstanding, and shall not be subject to termination, modification, or rescission by reason of, any such difference in facts.

12. Reliance Upon Separate Legal Counsel. The parties to this Agreement are represented by counsel or have had the opportunity to seek legal advice with respect to the terms of this Agreement.

13. No Admission of Liability. The parties hereto understand and agree that by execution of this Agreement there is no admission of any liability of any nature whatsoever and that this settlement is made entirely as a compromise and for the purpose of settlement of a disputed claim.

14. Mutual Settlement Cooperation. The parties agree to execute and deliver all such other and additional instruments, notices, consents or other documents and to do all such other acts and things as may be reasonably necessary to carry out the terms of this Agreement.

15. Applicable Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of California.

16. Warranty and Indemnity. Each party represents and warrants that it has not assigned or transferred and will not assign or transfer to any other persons, firm, or corporation, in any manner, by way of subrogation or operation of law, or otherwise, any portion of any claim, right, demand action, or cause of action that it has or might have arising out of any of the matters referred to in this Agreement, nor any portion of any recovery or settlement to which it might be entitled. In the event that claim, demand, or suit should be made or instituted against any party or parties because of any such purported assignment, subrogation, or transfer, the party from whom such purported assignment, subrogation, or transfer was alleged to have occurred agrees to indemnify and hold harmless the other party against such claim, suit, or demand, including necessary expenses of investigation, attorneys' fees and costs.

17. Ownership of Claim and Further Assurances. Rose warrants and represents that it is the sole and only obligor of all sums to be paid hereunder and that, upon payment of all said sums, Itec shall not be obligated to any person or entity for sums due for the purchase of the Equipment purchased from Rose pursuant to Machinex Technologies Inc.’s proposals MTI00253-2 and MTI00253-3 (Rose Invoices Nos. 112041 and 112070), for Getecha, Inc. invoices numbered 21351, 21352, and 21584 (Rose invoices Nos. 112034, 112037, and 112102), and for the Equipment received by Itec and reflected on Rose Invoices Nos. 112072, 112098, 112108, 112101, 112099, 112100, and 112123. Rose indemnifies Itec against any claim by Getecha, Inc. and/or Machinex Technologies, Inc and/or against any third party for payment of amounts over and above the amounts heretofore paid and to be paid pursuant to this Agreement for the Equipment reflected in the invoices specified in the preceding sentence.

18. Attorneys’ Fees and Costs for Enforcement. The parties hereto agree that, if any action or dispute arises regarding enforcement of this Agreement, or any of the terms, covenants, or conditions hereof, whether the same shall proceed to judgment or not, the prevailing party shall be reimbursed for all reasonable expenses incurred in resolving such dispute, including attorneys' fees.

19. Binding Upon Successors. This Agreement shall be binding upon the heirs, administrators, executors, successors, and assigns of the respective parties hereto, and any parent, subsidiary and affiliated entity of each party.

20. Counterparts and Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall constitute a duplicate original hereof. The parties agree to accept facsimile copies of signatures as if originals.

21. Authority to Bind Corporate Parties. The undersigned represent and warrant their authority to bind by their signature the corporate parties to this agreement.

22. Security Agreement as to goods obtained from Machinex Technologies, Inc. Itec confirms that Machinex Technologies, Inc.’s proposals MTI00253-2, MTI00253-3 grant a valid and enforceable security interest to Machinex Technologies, Inc. and Rose in the goods which are the subject of these proposals under the California Commercial Code, and that such security interest secures Itec’s performance of this Agreement. In the event of a failure of Itec to perform any obligation under this Agreement, Rose may (in addition to any other remedies at law or otherwise) elect to foreclose upon said security interest by written notification to the agent for service of process (as identified by the Secretary of State of California’s web site) for Itec, via certified first class U.S. mail. Itec further agrees to provide Rose with immediate and unrestricted right to possession and title to the goods identified in the Machinex Technologies, Inc.’s proposals MTI00253-2 and MTI00253-3. Itec further agrees to waive all bonding, undertaking, or security requirements (applicable by law or contract) of Rose prior or subsequent to Rose’s taking of possession of the goods identified in the Machinex Technologies, Inc.’s proposals MTI00253-2 and MTI00253-3. This agreement shall similarly apply to any successors in interest to the goods identified in the Machinex Technologies, Inc.’s proposals MTI00253-2 and MTI00253-3. Each of the security interests referenced in this Section 21 shall be terminated upon payment in full of the amounts due hereunder by Itec. Rose shall cause termination statements to be filed as may be required to terminate such security interests.

23. Security Agreement as to goods obtained from Getecha, Inc. Itec confirms that Getecha, Inc. invoices numbered 21351, 21352, and 21584, grant a valid and enforceable security interest to Rose Waste Systems, Inc. in the goods which are the subject of these proposals under the California Commercial Code, and that such security interest secures Itec’s performance of this Agreement. In the event of a failure of Itec to perform any obligation under this Agreement, Rose Waste Systems, Inc. may (in addition to any other remedies at law or otherwise) elect to foreclose upon said security interest by written notification to the agent for service of process (as identified by the Secretary of State of California’s web site) for Itec, via certified first class U.S. mail. Itec further agrees to provide Rose Waste Systems, Inc. with immediate and unrestricted right to possession and title to the goods identified in Getecha, Inc. invoices numbered 21351, 21352, and 21584. Itec further agrees to waive all bonding, undertaking, or security requirements (applicable by law or contract) of Rose Waste Systems, Inc. prior or subsequent to Rose Waste Systems, Inc.’s taking of possession of the goods identified in Getecha, Inc. invoices numbered 21351, 21352, and 21584. This agreement shall similarly apply to any successors in interest to the goods identified in Getecha, Inc. invoices numbered 21351, 21352, and 21584. Each of the security interests referenced in this Section 22 shall be terminated upon payment in full of the amounts due hereunder by Itec. Rose shall cause termination statements to be filed as may be required to terminate such security interests.

[Signature page to follow]

Dated:_________
George Gitschel

Dated:________	ROSE WASTE SYSTEMS

By: George Gitschel
Its: President

Dated:________	ITEC ENVIRONMENTAL GROUP

By: Gary DeLaurentiis
Its: President

ITEC ACQUISITIONS, INC.

By: Gary DeLaurentiis
Its: President